Exhibit 4.3

AMENDMENT NO. 1 TOTHE AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 11, 2014, by and among Ladder Capital Corp, a Delaware corporation (the “Company”), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”), and each of the Ladder Investors (as therein defined), is entered into as of January 28, 2015. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement.
WHEREAS, pursuant to Section 12(b) of the Registration Rights Agreement, the provisions of the Registration Rights Agreement may be amended upon the prior written consent of the Company, Holdings and the RRA Requisite Investors (as defined therein) and any amendment to which such written consent is obtained shall be binding upon the Company, Holdings and all Ladder Investors.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Holdings and the RRA Requisite Investors hereby give their written consent to amend the Registration Rights Agreement as follows:
1.    Amendment to Section 3(a). The final paragraph of Section 3(a) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration (a “Demand Request”) shall specify the approximate number of Registrable Shares requested to be registered, the anticipated method or methods of distribution and the anticipated per share price range for such offering. Within ten days after receipt of any such Demand Request, the Company shall give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Shares) to all other holders of Registrable Shares (a “Company Notice”) and the Company shall include (subject to the provisions of this Agreement) in such registration, all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 14 days after the delivery of such Company Notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.
2.    Amendment to Section 3(d). Section 3(d) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such offering (including an Underwritten Shelf Offering) exceeds the number of Registrable Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to holder(s) of a majority of the number of Registrable Shares initiating such Demand Registration pursuant to Section 2(a) and without adversely affecting the marketability of the offering, then the Company shall include in such Demand Registration (i) first, the number of Registrable Shares requested to be included in such Demand Registration (by holders initiating such Demand Registration as well as other holders who are permitted under this Agreement to request the inclusion of Registrable Shares in such Demand Registration), pro rata among the holders of such Registrable Shares according to the number of Registrable Shares held by each such holder relative to the total number of Registrable Shares held by all such holders of Registrable Shares requesting to include Registrable Shares in such Demand Registration as of the date the Company provided written notice of such Demand Registration to the holders of Registrable Shares (while subject to each such holder of Registrable Shares including in such Demand Registration no more than the number of Registrable Shares requested by such holder to be included in such Demand Registration) and, if all Registrable Shares requested to be included in such Demand Registration have been included, (ii) second, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.
3.    Amendment to Section 4(a). Section 4(a) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Right to Piggyback. Whenever the Company proposes to register any of its Class A Shares under the Securities Act for its own account or for the account of any holder of Class A Shares (which, as a point of clarity, includes the registration of Class A Shares under the Securities Act for an underwritten public synthetic offering by the Company for the ultimate benefit of holders of Registrable Shares (i.e., where the Company primarily uses the proceeds from Class A Shares issued in an underwritten public offering of Class A Shares by the Company to purchase Registrable Shares from holders of Registrable Shares (a “Synthetic Offering”)) (other than (i) pursuant to a Demand Registration, in which case the ability of a holder of Registrable Shares to participate in such Demand Registration shall be governed by Section 2, including, without limitation, Section 3(c), (ii) pursuant to a registration statement on Form S‑8 or S-4 or any similar or successor form, (iii) in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so‑called “equity kicker”), (iv) in connection with a Shelf Registration Statement pursuant to Section 2 hereof or (v) in connection with the issuance by the Company of Class A Shares in the Ladder IPO (including, without limitation, pursuant to the terms of any over‑allotment or “green shoe” option requested by the managing underwriter(s))) (a “Piggyback Registration”), the Company shall give prompt written notice to all applicable holders of Registrable Shares of its intention to effect such a registration and of such holders’ rights under this Section 4(a). Upon the written request of any holder of Registrable Shares receiving such notice (which request must specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall include in such registration (subject to the provisions of this Agreement) all Registrable Shares requested to be registered pursuant to this Section 4(a), subject to Sections 4(b) and 4(c) below, with respect to which the Company has received written requests for inclusion therein within 14 days after the receipt of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.
4.    Amendment to Sections 4(b). Section 4(b) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Priority on Primary Registrations. If a Piggyback Registration is in part an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Class A Shares requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the Company shall include in such Piggyback Registration (i) first, the Class A Shares the Company proposes to sell, (ii) second, the number of Registrable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registrable Shares according to the number of Registrable Shares held by each such holder relative to the total number of Registrable Shares held by all such holders of Registrable Shares requesting to include Registrable Shares in such Piggyback Registration as of the date the Company provided written notice of such Piggyback Registration to the holders of Registrable Shares (while subject to each such holder of Registrable Shares including in such Piggyback Registration no more than the number of Registrable Shares requested by such holder to be included in such Piggyback Registration) and, if all Registrable Shares requested to be included in such Piggyback Registration have been included, (iii) third, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.
5.    Amendment to Sections 4(c). Section 4(c) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Class A Shares (which includes a Synthetic Offering, with any such Synthetic Offering being deemed an underwritten offering of Registrable Shares solely for purposes of this Agreement) (it being understood that Demand Registrations on behalf of holders of Registrable Shares are addressed in Section 3 rather than in this Section 4(c)), and the managing underwriters advise the Company in writing that in their opinion the number of Class A Shares requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration and without adversely affecting the marketability of the offering, then the Company shall include in such Piggyback Registration (i) first, the number of Registrable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registrable Shares according to the number of Registrable Shares held by each such holder relative to the total number of Registrable Shares held by all such holders of Registrable Shares requesting to include Registrable Shares in such Piggyback Registration as of the date the Company provided written notice of such Piggyback Registration to the holders of Registrable Shares (while subject to each such holder of Registrable Shares including in such Piggyback Registration no more than the number of Registrable Shares requested by such holder to be included in such Piggyback Registration) and, if all Registrable Shares requested to be included in such Piggyback Registration have been included, (ii) second, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.
6.    Miscellaneous.
(a)    Effect of Amendment. In the event of any inconsistency or conflict between the Registration Rights Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
(b)    Entire Agreement. This Amendment and the Registration Rights Agreement, including the exhibit thereto, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Any reference to the Registration Rights Agreement after this Amendment is first effective shall be deemed to be a reference to the Registration Rights Agreement as amended hereby.
(c)    Remedies. Any Person having rights under any provision of this Amendment shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Amendment and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Amendment and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Amendment.
(d)    Successors and Assigns. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.
(e)    Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.
(f)    Counterparts; Facsimile or Email Signatures. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. Facsimile or email counterpart signatures to this Amendment shall be acceptable and binding.

(g)    Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.
(h)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(i)    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AMENDMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AMENDMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
(j)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Amended and Restated Registration Rights Agreement as of the date first above written.

LADDER CAPITAL CORP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	General Counsel

[Signature Page to Amendment No. 1 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Amended and Restated Registration Rights Agreement as of the date first above written.

TI II LADDER HOLDINGS, LLC

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President

TOWERBROOK INVESTORS II AIV, L.P.

By:	TowerBrook Investors GP II, L.P.
Its:	General Partner

By:	TowerBrook Investors, Ltd.
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Attorney-in-Fact

[Signature Page to Amendment No. 1 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Amended and Restated Registration Rights Agreement as of the date first above written.

GI LADDER HOLDCO LLC

By:	GI Partners Fund III L.P.
Its:	Sole Member

By:	GI GP III L.P.
Its:	General Partner

By:	GI GP III LLC
Its:	General Partner

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Managing Director

GI PARTNERS FUND III-A L.P.

By:	GI GP III L.P., its General Partner

By:	GI GP III LLC, its General Partner

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Managing Director

GI PARTNERS FUND III-B L.P.

By:	GI GP III L.P., its General Partner

By:	GI GP III LLC, its General Partner

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Managing Director

[Signature Page to Amendment No. 1 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Amended and Restated Registration Rights Agreement as of the date first above written.

GP09 GV LADDER CAPITAL LTD.

By:	/s/ James Ridout
	Name:	James Ridout
	Title:	Director

GP09 PX LADDER CAPITAL LTD.

By:	/s/ James Ridout
	Name:	James Ridout
	Title:	Director

GP09 PX (LAPP) LADDER CAPITAL LTD.

By:	/s/ James Ridout
	Name:	James Ridout
	Title:	Director

[Signature Page to Amendment No. 1 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 1 to the Amended and Restated Registration Rights Agreement as of the date first above written.

/s/ Alan Fishman
Alan Fishman

/s/ Brian Harris
Brian Harris

BETSY A. HARRIS 2012 FAMILY TRUST

By:	/s/ Brian Harris
	Name:	Brian Harris
	Title:	Trustee

/s/ Mazzei
Michael Mazzei

/s/ Greta Guggenheim
Greta Guggenheim

/s/ Robert Perelman
Robert Perelman

/s/ Pamela McCormack
Pamela McCormack

/s/ Marc Fox
Marc Fox

/s/ Thomas Harney
Thomas Harney

[Signature Page to Amendment No. 1 to the Amended and Restated Registration Rights Agreement]